Scientific Games Reports Fourth Quarter and Full Year 2016 Results

Fifth Consecutive Quarter of Growth

Recent Refinancing Transactions Reduced Cash Interest and Extended Debt Maturities

Team Focused on Driving Sustainable Profitable Growth and Further Deleveraging in 2017

LAS VEGAS, March 2, 2017 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today reported results for the fourth quarter and full year ended December 31, 2016. In addition, the Company recently completed financing transactions that resulted in an approximate $30 million reduction in annualized cash interest costs at current rates, an extension of a substantial portion of its debt maturities into 2021 and 2022, and a reduction in exposure to variable interest rates.

Fourth Quarter 2016 Financial Highlights:

  Revenue was $752.2 million, an increase of $15.2 million, or 2 percent, over the strong revenue generated in the year-ago quarter, despite $12.2 million of unfavorable currency translation. Revenue growth included a 52 percent increase in social B2C gaming, as well as a 37 percent increase in table products.
  Operating loss was $12.3 million, which included a $69.0 million non-cash goodwill impairment charge and restructuring and other charges of $36.3 million compared to a loss of $54.4 million in the prior-year period, which included goodwill and other impairment charges of $129.4 million. These items also are reflected in the improvement in Net loss decreasing to $110.8 million compared to a net loss of $127.5 million in the prior-year period.
  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure as defined below, was $293.5 million compared to $292.9 million in the prior-year period, benefiting from lower selling, general and administrative expense as a result of the actions implemented in the fourth quarter under our business improvement initiative. The improvement was partially offset by slightly lower revenue in the gaming and lottery segments, which benefited in the prior-year period from several non-recurring items, as well as higher interactive marketing and player acquisition costs related to the launch of the three social gaming apps launched during the preceding 12 months.
  Net cash from operating activities decreased to $76.2 million from $158.7 million in the prior-year quarter, largely reflecting the unfavorable timing of certain items that impacted changes in working capital as well as higher cash costs related to recent restructuring activities. Free cash flow, a non-GAAP financial measure as defined below, declined to $2.1 million compared to $59.2 million in the year-ago quarter, largely reflecting an unfavorable impact from changes in working capital, as well as higher cash costs related to restructuring.
  The Company maintained focus on deleveraging by paying down $17.2 million of debt in the fourth quarter.

Full Year 2016 Financial Highlights:

  Revenue increased 5 percent, or $124.6 million, year over year to $2,883.4 million.
  Operating income was $130.6 million, which included a $69.0 million non-cash goodwill impairment charge as well as $57.0 million of restructuring and other expense. The prior-year operating loss was $1,024.6 million, which included $1,002.6 of goodwill impairment charges as well as $205.2 million of other long-term asset impairments, and $62.8 million of restructuring and other expense, integration costs and other charges, and legal contingencies and settlement costs. These items, as well as a $25.2 million non-cash gain on early extinguishment of debt in 2016, are also reflected in the improvement in the Net loss of $353.7 million compared to a net loss of $1,394.3 million in the year-ago period.
  AEBITDA, a non-GAAP financial measure as defined below, was $1,103.6 million, a 3 percent increase over the prior year.
  Net cash from operating activities increased to $419.0 million compared with $414.2 million in the prior year.  Free cash flow, a non-GAAP financial measure as defined below, rose to $120.0 million from $86.1 million in the prior year.
  During 2016, the Company reduced the principal amount of its total debt by $169.4 million.

Scientific Games CEO Kevin Sheehan said, "2016 was another year of growth, progress and industry-leading product innovation for Scientific Games. The 2016 fourth quarter was the fifth consecutive quarter of growth with year-over-year revenue growth besting last year's strong performance. Our Gaming division continues to lead with innovation and strong execution, including the launch of the Gamescape™ platform, which in the fourth quarter helped drive the first quarterly sequential increase in our wide-area progressive ("WAP") premium participation installed base in more than three years, as well as the initial very promising performance of our innovative TwinStar™ J43 for-sale gaming cabinet. Our Lottery division extended its steady momentum with several big contract wins and successful systems launches in the U.S. and around the world. Our SG Interactive® performance remains stellar, with the exciting play of our social game apps driving social B2C gaming revenue up 52 percent versus the year-ago quarter. A third-party report estimates that the rapid growth of SG Interactive in its B2C business has led to five consecutive quarters of outperforming the social casino market, including fourth quarter 2016 year-over-year growth that was five times the social gaming industry growth.

"With 2017 off and running, we are maintaining focus on playing smart to galvanize our business growth. We are driving innovation to create new, differentiated products for our customers, improve financial performance to accelerate deleveraging, and build a culture open to new ideas and committed to exceeding the expectations of our customers and stakeholders," Sheehan said.

Scientific Games CFO Michael Quartieri added, "We continue to refine our business processes to yield greater financial discipline, while ensuring continued investment in innovation to drive profitable growth. While improvement initiatives implemented in the fourth quarter had a cash cost of $6 million, we expect these actions will expand our margins and cash flow in 2017. Importantly, in early 2017 we took steps that reduced our annual cash interest burden by approximately $30 million at current rates, while extending the average maturity of our capital structure. We expect these steps will yield a planned increase in cash flow that supports our goal of additional deleveraging in 2017."

SUMMARY CONSOLIDATED RESULTS	Three Months		Twelve Months
($ in millions, except per share amounts)	Ended Dec. 31,		Ended Dec. 31,
	2016	2015	2016	2015
Revenue	$752.2	$737.0	$2,883.4	$2,758.8
Operating (loss) income	(12.3)	(54.4)	130.6	(1,024.6)
Net loss	(110.8)	(127.5)	(353.7)	(1,394.3)
Net cash provided by operating activities	76.2	158.7	419.0	414.2
Capital expenditures	(58.5)	(90.0)	(272.9)	(323.6)
Net payment of debt	(17.2)	(32.5)	(139.7)	(141.3)
Increase (decrease) in cash and cash equivalents	(5.8)	26.6	(13.6)	(43.1)

Non-GAAP Financial Measures:(1)
AEBITDA	$293.5	$292.9	$1,103.6	$1,075.2
AEBITDA margin	39.0%	39.7%	38.3%	39.0%
Free cash flow	$2.1	$59.2	$120.0	$86.1

			Dec. 31	Dec. 31
Balance Sheet Measures, as of:			2016	2015
Cash and cash equivalents			$115.1	$128.7
Total debt			$8,074.2	$8,207.0
Available liquidity			$631.6	$583.0

(1)  The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2016

GAMING SEGMENT	Three Months Ended
($ in millions)	December 31,		Increase (Decrease)
	2016	2015	Amount	%
Revenue
Gaming operations	$172.6	$186.1	$(13.5)	(7.3)%
Gaming machine sales	169.5	174.1	(4.6)	(2.6)%
Gaming systems	63.9	68.6	(4.7)	(6.9)%
Table products	54.9	40.2	14.7	36.6%
	$460.9	$469.0	$(8.1)	(1.7)%

Operating income	$70.4	$53.6	$16.8	31.3%

AEBITDA(1)	$219.1	$221.3	$(2.2)	(1.0)%
AEBITDA margin	47.5%	47.2%

(1) AEBITDA in the 2016 and 2015 fourth quarter periods included $2.1 million and $1.6 million, respectively, of EBITDA from equity investments in
International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

  Gaming revenue decreased $8.1 million to $460.9 million, inclusive of a $7.8 million unfavorable foreign currency impact compared to the strong revenue generated in the prior-year period, which also benefited from a shipment of Oregon VLTs and a larger-than-typical number of convert-to-sale of leased gaming machines.
  Operating income improved to $70.4 million from $53.6 million in the year-ago period. Operating income in the 2016 fourth quarter primarily benefited from lower costs for selling, general and administrative and depreciation and amortization, partially offset by the impact of lower revenue.
  AEBITDA was $219.1 million, as a slight increase in AEBITDA margin to 47.5 percent largely offset the lower revenue.
  Gaming operations revenue declined 7 percent, reflecting a year-over-year decline of 787 units in the installed base of WAP, premium and daily-fee participation gaming machines along with a $2.97 decrease in average revenue per unit. On a quarterly sequential basis, the footprint of WAP units in the installed base increased approximately 1 percent reflecting the addition of the innovative, high-performing Gamescape cabinet that features the WILLY WONKA™ WORLD OF WONKA game, while the total installed base of WAP, premium and daily-fee participation units decreased 198 units.
  The installed base of other participation and leased games declined 475 units year over year, and the average daily revenue of these units decreased $1.05, largely reflecting the impact of unfavorable currency translation related to the U.K. installed base. In local currency, the average daily revenue of the U.K. units increased 1 percent on a per unit basis.
  Gaming machine sales revenue declined $4.6 million year over year. U.S. and Canadian shipments totaled 5,115 units that comprised 3,604 replacement units and 1,511 units for new casino openings and expansions (including 282 Illinois VGT units). In the prior-year period, U.S. and Canadian shipments totaled 5,366 units that comprised 3,571 replacement units, 884 Oregon VLTs, and 911 units for new casino openings and expansions (including 286 Illinois VGT units). International shipments rose 14 percent to 4,119 units, and included 404 units for new casino openings and expansions compared to 274 units in the prior-year quarter. Notable growth was experienced in Australia and Europe.
  Contributing to the global shipment growth were higher sales of the TwinStar and Dualos cabinets, along with the continued popularity of the Pro Series WAVE cabinet.  Average selling price was $16,268 compared with $17,137 in the prior-year period which had benefited from a stronger mix of the premium Pro Series WAVE cabinet.
  Gaming systems revenue was $63.9 million compared to $68.6 million in the year-ago quarter, largely reflecting lower hardware sales.
  Table products revenue increased 37 percent, due to an increase in sales of shufflers and other utility products, primarily into Asian markets, and a 6 percent increase in revenue from leased shufflers, proprietary table games, and progressives. The installed base of shufflers increased 5 percent to a record quarter-end level of installed units, while proprietary table games and table game progressives also increased, partially due to the success of the Blazing 7s Blackjack™ Progressive. The acquisition of DEQ Systems Corp., with its popular EZ Baccarat® brand, was completed January 18, 2017.

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2016

LOTTERY SEGMENT	Three Months Ended
($ in millions)	December 31,		Increase (Decrease)
	2016	2015	Amount	%
Revenue
Instant games	$140.5	$142.0	$(1.5)	(1.1)%
Services	41.9	49.0	(7.1)	(14.5)%
Product sales	17.3	16.7	0.6	3.6%
	$199.7	$207.7	$(8.0)	(3.9)%

Operating loss	$(26.2)	$(63.4)	$37.2	58.7%

AEBITDA(1)	$79.1	$90.6	$(11.5)	(12.7)%
AEBITDA margin	39.6%	43.6%

(1) AEBITDA in the 2016 and 2015 fourth quarter periods included $11.8 million and $16.9 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

  Lottery revenue declined $8.0 million to $199.7 million, reflecting an unfavorable $4.4 million impact due to the previously disclosed expiration of the China Sports Lottery validation contract in January 2016 and $3.0 million of unfavorable foreign currency translation.
  Operating loss, which included a $69.0 million non-cash goodwill impairment charge related to the international lottery systems reporting unit, improved by $37.2 million, partially reflecting lower costs for selling, general and administrative and depreciation and amortization, offset by higher costs for research and development and restructuring and other expense. The prior-year period included $115.0 million of non-cash asset and goodwill impairment charges, and benefited from the China Sports Lottery validation contract and a one-time contract termination payment.
  AEBITDA declined primarily reflecting the lower revenue and a $5.1 million decrease in EBITDA from equity investments.
  Instant games revenue was 1 percent lower than the prior year period. As a result of the timing of licensed instant game launches and the discontinuance of the MONOPOLY™ MILLIONAIRES' CLUB instant game at the end of 2015, U.S. instant games declined 3 percent in the 2016 fourth quarter. The U.S. instant games revenue was partially offset by a 2 percent increase in international revenue primarily from participation contract customers, despite the impact of unfavorable foreign currency translation.
  Services revenue declined 14 percent year over year due to lower international revenue, primarily due to the impact of the China Sports Lottery validation contract expiration. U.S. revenue was essentially flat, as the expiration of an Indiana contract was largely offset by the initiation of a new lottery service contract in Arizona.
  Product sales revenue increased 4 percent, primarily reflecting higher lottery terminal sales.
  Recently, the Missouri Lottery extended its instant game contract with Scientific Games as primary provider by three additional years; and Norsk Tipping, Norway's national lottery operator, awarded the Company two three-year contracts to provide interactive casino and eInstant games.

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2016

INTERACTIVE SEGMENT	Three Months Ended
(in millions, except ARPDAU)	December 31,		Increase (Decrease)
	2016	2015	Amount	%
Revenue
Social gaming - B2C	$74.8	$49.2	$25.6	52.0%
Other interactive	16.8	11.1	5.7	51.4%
	$91.6	$60.3	$31.3	51.9%

Operating income	$13.7	$9.6	$4.1	42.7%

AEBITDA	$19.7	$13.5	$6.2	45.9%
AEBITDA margin	21.5%	22.4%
Interactive Key Performance Indicators
Interactive - social casinos:
Average monthly average user(1)	7.7	8.1	(0.4)	(4.9)%
Average daily average user(2)	2.4	2.3	0.1	4.3%
Average daily revenue per daily average user(3)	$0.34	$0.22	$0.12	54.5%
Mobile penetration(4)	70%	66%	4 pp	6.1%

(1) Monthly Active Users and is a count of unique visitors to our site during a month.
(2) Daily Active Users and is a count of unique visitors to our site during a day.
(3) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days for the period.
(4) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.
pp = percentage points.

  Total Interactive revenue grew 52 percent to $91.6 million, despite a $1.4 million unfavorable foreign currency translation impact.
  B2C Social gaming revenue rose 52 percent reflecting the ongoing popularity of Jackpot Party® Social Casino and success of the newer Quick Hit® Slots, Hot Shot Casino™ and Blazing 7s® Slots social gaming apps.
  Operating income increased 43% to $13.7 million and AEBITDA rose 46 percent to $19.7 million, primarily reflecting higher revenue partially offset by increased selling, general and administrative expense and research and development expense largely due to higher marketing and player acquisition expenses for the Company's newest social casino apps, and new product development costs to support ongoing growth initiatives for which revenue has not yet been recognized.
  Average DAU rose due to the growth in users from additional new game apps, while the 55 percent increase in ARPDAU to $0.34 reflects a greater proportion of paying players as a result of our focus on continuous improvements in player experience and retention activity.

BUSINESS IMPROVEMENT INITIATIVE

  During the 2016 fourth quarter, the Company initiated and largely completed a global business improvement initiative to create a more efficient and streamlined business organization. The initiative is anticipated to reduce annualized costs by $75 million upon full implementation, primarily by a streamlining of processes, a reduction in global headcount and lower operating costs. During the fourth quarter, cash costs to implement the initiative were $6 million. As a global initiative, certain implementation actions are expected to take place in the first half of 2017, with approximately $16 million of cash costs anticipated to be incurred in the first half of 2017 to complete the remaining actions.

LIQUIDITY AND CAPITAL RESOURCES

  Subsequent to December 31, 2016, the Company implemented a series of refinancing transactions, including a private offering of $1.15 billion in aggregate principal amount of 7.000% senior secured notes due 2022 at an issue price of 106.0%, and amended its credit agreement, which extended the maturity of its term loans and revolving credit facility, reduced the applicable interest rate on the term loans to a rate of LIBOR plus 400 basis points with a LIBOR floor of 75 basis points, and reduced the availability under the revolving credit facility to $556 million through October 18, 2018 and $382 million through October 2020. These actions reduced the total principal amount of the Company's debt by $45 million through payment of the remaining $45 million on its revolving credit facility, lowered annual cash interest cost by approximately $30 million at current interest rates, extended the maturity out to 2021 and 2022 for 95 percent of its debt, and reduced its exposure to variable interest rates to 32 percent from 43 percent at December 31, 2016.
  The Company intends to redeem all of its outstanding 8.125% Senior Subordinated Notes due 2018 (the "2018 Notes") on March 17, 2017 (the "Redemption Date"). The redemption price is equal to 100% of the principal amount of the 2018 Notes, plus accrued and unpaid interest to the Redemption Date. The 2018 Notes are expected to be settled in cash on the Redemption Date in accordance with the terms of the indenture governing the 2018 Notes. A notice of redemption containing information required by the terms of the indenture governing the 2018 Notes was distributed by Deutsche Bank Trust Company Americas, the trustee under that indenture, on February 14, 2017.
  During the quarter ended December 31, 2016, the Company made net payments of $17.2 million toward its debt, including $5.0 million of voluntary net repayments under its revolving credit facility and $10.7 million in mandatory amortization of its term loans, as well as capital lease payments. Cash and cash equivalents decreased to $115.1 million during the fourth quarter.
  The Company remains committed to prioritizing debt repayments from cash flow. In aggregate, the total principal face value of debt was reduced by $169.4 million in 2016, an increase over the $142.0 million reduction achieved in 2015.
  Capital expenditures were $58.5 million in the fourth quarter 2016, and $272.9 million for the full year 2016. For 2017, the Company expects capital expenditures to be within a range of $280-to-$310 million.

Earnings Conference Call
Scientific Games executive leadership will host a conference call today, March 2, 2017, at 4:30 p.m. EST to review the Company's fourth quarter and full year results. To access the call live via a listen-only webcast and presentation, please visit scientificgames.com/investors/quarterly-earning and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: 1 (412) 317-5413 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on ScientificGames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and utilities; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS

Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

MONOPOLY is a trademark of Hasbro. Used with permission. © 2017 Hasbro. All rights reserved.
WILLY WONKA AND THE CHOCOLATE FACTORY and all related characters and elements © Warner Bros. Entertainment Inc. (s17)
All ® notices signify marks registered in the United States. © 2017 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming licenses and environmental laws; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems and reliance on or failures in information technology and other systems; challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions; incurrence of restructuring costs; implementation of complex revenue recognition standards or other new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; changes in tax laws or tax rulings, or the examination of our tax positions; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow and EBITDA from equity investments (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA and free cash flow to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels. The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because the Company's Lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments.

AEBITDA
AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the directly comparable GAAP measure, which is further reconciled to operating income (loss) by business segment, as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA, as used herein, is reconciled to net income (loss) in the following table and includes our net loss with the following adjustments: (1) interest; (2) income taxes; (3) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (4) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including legal settlements), and (d) other non-cash items; and (v) cost savings initiatives; and (5) stock-based compensation. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of the EBITDA of our equity investments.

In the third quarter of 2016, we simplified our reconciliation of AEBITDA on a prospective basis. This change does not modify our calculation or definition of AEBITDA or the items that are included as adjustments. This presentation change merely consolidates the amounts previously included in adjustments (4) and (6) above, which were previously reported as two separate line items ("M&A and other charges (incl. purchase accounting)" and "Employee termination and restructuring"), into a single line item ("Restructuring and other") in order to align with our GAAP financial statement presentation.

AEBITDA margin
AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three and twelve-month periods ended December 31, 2016 and 2015, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow
Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below. Our definition of "free cash flow" was modified in the first quarter of 2016 to include payments on license obligations, additions to equity investments and distributions of capital on equity investments. In order to enhance comparability, free cash flow for prior periods (including the accompanying tables) has been conformed to the new definition.

EBITDA from Equity Investments
EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Services	$ 353.8	$ 343.0	$ 1,424.0	$ 1,351.8
Product sales	257.9	252.0	896.2	863.0
Instant games	140.5	142.0	563.2	544.0
Total revenue	752.2	737.0	2,883.4	2,758.8

Operating expenses:
Cost of services (1)	102.2	98.1	396.5	372.7
Cost of product sales(1)	124.9	112.3	424.6	405.5
Cost of instant games(1)	72.4	113.0	285.2	325.9
Selling, general and administrative	137.0	144.1	577.0	567.7
Research and development	49.4	43.1	204.8	183.9
Depreciation, amortization and impairments	173.3	210.3	738.7	903.2
Goodwill impairments	69.0	67.6	69.0	1,002.6
Restructuring and other	36.3	2.9	57.0	21.9
Total operating expenses	764.5	791.4	2,752.8	3,783.4
Operating (loss) income	(12.3)	(54.4)	130.6	(1,024.6)
Other (expense) income:
Interest expense	(165.0)	(167.4)	(661.4)	(664.9)
Earnings (loss) from equity investments	(5.5)	7.5	13.0	16.9
Gain on early extinguishment of debt	-	-	25.2	-
Other income (expense), net	5.5	(4.2)	13.9	(21.6)
Total other expense, net	(165.0)	(164.1)	(609.3)	(669.6)
Net loss before income taxes	(177.3)	(218.5)	(478.7)	(1,694.2)
Income tax benefit	66.5	91.0	125.0	299.9
Net loss	$ (110.8)	$ (127.5)	$ (353.7)	$ (1,394.3)

Basic and diluted net loss per share:
Basic	$ (1.26)	$ (1.48)	$ (4.05)	$ (16.23)
Diluted	$ (1.26)	$ (1.48)	$ (4.05)	$ (16.23)

Weighted average number of shares used in per share calculations:
Basic shares	87.7	86.3	87.3	85.9
Diluted shares	87.7	86.3	87.3	85.9

(1) Exclusive of depreciation and amortization

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	December 31,	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$ 115.1	$ 128.7
Restricted cash	24.7	20.2
Accounts receivable, net	495.0	487.1
Notes receivable, net	125.4	167.7
Inventories	242.3	248.5
Prepaid expenses, deposits and other current assets	114.1	123.3
Total current assets	1,116.6	1,175.5

Restricted cash	17.1	17.9
Notes receivable, net	48.1	51.3
Property and equipment, net	612.2	794.0
Goodwill	2,888.4	3,013.7
Intangible assets, net	1,768.3	1,920.0
Software, net	409.1	485.9
Equity investments	179.9	228.5
Other assets	47.7	45.4
Total assets	$ 7,087.4	$ 7,732.2

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 49.3	$ 50.3
Accounts payable	188.9	159.8
Accrued liabilities	454.2	443.8
Total current liabilities	692.4	653.9

Deferred income taxes	70.2	228.2
Other long-term liabilities	235.6	188.9
Long-term debt, excluding current portion	8,024.9	8,156.7
Total stockholders' deficit	(1,935.7)	(1,495.5)
Total liabilities and stockholders' deficit	$ 7,087.4	$ 7,732.2

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$ (110.8)	$ (127.5)	$ (353.7)	$ (1,394.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairments	173.3	210.3	738.7	903.2
Change in deferred income taxes	(63.9)	(107.3)	(164.6)	(330.6)
Stock-based compensation	11.8	5.9	35.3	25.4
Non-cash interest expense	10.1	11.2	40.4	40.2
Earnings (loss) from equity investments, net	5.5	(7.5)	(13.0)	(16.9)
Distributed earnings from equity investments	9.7	4.0	26.4	24.9
Gain on early extinguishment of debt	-	-	(25.2)	-
Goodwill impairments	69.0	67.6	69.0	1,002.6
Changes in current assets and liabilities and other	(28.5)	102.0	65.7	159.7
Net cash provided by operating activities	76.2	158.7	419.0	414.2

Cash flows from investing activities:
Capital expenditures	(58.5)	(90.0)	(272.9)	(323.6)
Change in other assets and liabilities and other	13.5	5.1	19.6	15.2
Distributions of capital on equity investments	1.3	1.7	25.3	38.7
Change in restricted cash	(0.2)	(3.4)	(3.7)	5.9
Net cash used in investing activities	(43.9)	(86.6)	(231.7)	(263.8)

Cash flows from financing activities:
Net payments of long-term debt	(17.2)	(32.5)	(139.7)	(141.3)
Payments on license obligations	(15.7)	(8.5)	(50.2)	(40.5)
Net redemptions of common stock under stock-based compensation plans and other	(1.4)	(1.3)	(6.1)	(1.4)
Net cash used in financing activities	(34.3)	(42.3)	(196.0)	(183.2)
Effect of exchange rate changes on cash and cash equivalents	(3.8)	(3.2)	(4.9)	(10.3)
(Decrease) increase in cash and cash equivalents	(5.8)	26.6	(13.6)	(43.1)
Cash and cash equivalents, beginning of period	120.9	102.1	128.7	171.8
Cash and cash equivalents, end of period	$ 115.1	$ 128.7	$ 115.1	$ 128.7

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended December 31, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 220.3	$ 41.9	$ 91.6	$ -	$ 353.8
Product sales	240.6	17.3	-	-	257.9
Instant games	-	140.5	-	-	140.5
Total revenue	$ 460.9	$ 199.7	$ 91.6	$ -	$ 752.2

Operating expenses:
Cost of services (1)	$ 39.6	$ 28.6	$ 34.0	$ -	$ 102.2
Cost of product sales (1)	112.4	12.5	-	-	124.9
Cost of instant games (1)	-	72.4	-	-	72.4
Selling, general and administrative	55.7	15.6	33.6	32.1	137.0
Research and development	37.9	4.6	5.1	1.8	49.4
Depreciation, amortization and impairments	135.3	16.3	3.7	18.0	173.3
Goodwill impairment	-	69.0	-	-	69.0
Restructuring and other	9.6	6.9	1.5	18.3	36.3
Operating income (loss)	$ 70.4	$ (26.2)	$ 13.7	$ (70.2)	$ (12.3)

Other (expense) income:
Interest expense					$ (165.0)
Earnings (loss) from equity investments	$ 3.2	$ (8.7)	$ -	$ -	(5.5)
Other income, net				5.5	5.5
Total other expense, net					$ (165.0)

Net loss before income taxes					$ (177.3)
Income tax benefit					66.5
Net loss					$ (110.8)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (110.8)
Restructuring and other (3)	$ 9.6	$ 6.9	$ 1.5	$ 18.3	36.3
Goodwill impairment	-	69.0	-	-	69.0
Depreciation, amortization and impairments	135.3	16.3	3.7	18.0	173.3
Other expense, net				(4.0)	(4.0)
Interest expense					165.0
Income tax benefit					(66.5)
Stock-based compensation	1.7	1.3	0.8	8.0	11.8
EBITDA from equity investments (2)	2.1	11.8	-	-	13.9
Earnings (loss) from equity investments	(3.2)	8.7	-	-	5.5
Attributable EBITDA	$ 219.1	$ 79.1	$ 19.7	$ (24.4)	$ 293.5

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 219.1	$ 79.1	$ 19.7	$ (24.4)	$ 293.5
Revenue	$ 460.9	$ 199.7	$ 91.6	-	$ 752.2
Attributable EBITDA margin	47.5%	39.6%	21.5%		39.0%

(1) Exclusive of depreciation and amortization.
(2) The Company received $11 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Twelve Months Ended December 31, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 921.8	$ 169.4	$ 332.8	$ -	$ 1,424.0
Product sales	850.9	45.3	-	-	896.2
Instant games	-	563.2	-	-	563.2
Total revenue	$ 1,772.7	$ 777.9	$ 332.8	$ -	$ 2,883.4

Operating expenses:
Cost of services (1)	$ 165.1	$ 109.9	$ 121.5	$ -	$ 396.5
Cost of product sales (1)	390.6	34.0	-	-	424.6
Cost of instant games (1)	-	285.2	-	-	285.2
Selling, general and administrative	248.0	70.2	118.0	140.8	577.0
Research and development	157.2	11.5	28.3	7.8	204.8
Depreciation, amortization and impairments	585.2	66.5	14.9	72.1	738.7
Goodwill impairment	-	69.0	-	-	69.0
Restructuring and other	14.6	8.7	1.6	32.1	57.0
Operating income (loss)	$ 212.0	$ 122.9	$ 48.5	$ (252.8)	$ 130.6

Other (expense) income:
Interest expense					$ (661.4)
Earnings from equity investments	$ 4.7	$ 8.3	$ -	$ -	13.0
Gain on early extinguishment of debt				25.2	25.2
Other income, net				13.9	13.9
Total other expense, net					$ (609.3)

Net loss before income taxes					$ (478.7)
Income tax benefit					125.0
Net loss					$ (353.7)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (353.7)
Restructuring and other (3)(4)	$ 8.7	$ 8.7	$ 1.6	$ 35.8	54.8
Goodwill impairment		69.0		-	69.0
Depreciation, amortization and impairments	585.2	66.5	14.9	72.1	738.7
Other expense, net				(8.9)	(8.9)
Interest expense					661.4
Income tax benefit					(125.0)
Stock-based compensation	7.4	4.1	1.9	21.9	35.3
Gain on early extinguishment of debt				(25.2)	(25.2)
EBITDA from equity investments (2)	8.3	61.9	-	-	70.2
Earnings from equity investments	(4.7)	(8.3)	-	-	(13.0)
Attributable EBITDA	$ 821.6	$ 333.1	$ 66.9	$ (118.0)	$ 1,103.6

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 821.6	$ 333.1	$ 66.9	$ (118.0)	$ 1,103.6
Revenue	$ 1,772.7	$ 777.9	$ 332.8	-	$ 2,883.4
Attributable EBITDA margin	46.3%	42.8%	20.1%		38.3%

(1) Exclusive of depreciation and amortization
(2) The Company received $51.7 million in cash distributions and return of capital payments from its equity investees
(3) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter
(4) Refer to AEBITDA definition for description of items included in this line

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended December 31, 2015
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 233.7	$ 49.0	$ 60.3	$ -	$ 343.0
Product sales	235.3	16.7	-	-	252.0
Instant games	-	142.0	-	-	142.0
Total revenue	$ 469.0	$ 207.7	$ 60.3	$ -	$ 737.0

Operating expenses:
Cost of services (1)	$ 50.2	$ 26.7	$ 21.2	$ -	$ 98.1
Cost of product sales (1)	101.4	10.9	-	-	112.3
Cost of instant games (1)	-	113.0	-	-	113.0
Selling, general and administrative	69.4	17.8	19.4	37.5	144.1
Research and development	34.6	2.1	6.4	-	43.1
Depreciation and amortization	158.7	33.0	3.7	14.9	210.3
Goodwill impairment	-	67.6	-	-	67.6
Restructuring and other	1.1	-	-	1.8	2.9
Operating income (loss)	$ 53.6	$ (63.4)	$ 9.6	$ (54.2)	$ (54.4)

Other (expense) income:
Interest expense					$ (167.4)
Earnings from equity investments	$ 0.8	$ 6.7	$ -	$ -	7.5
Other expense, net				(4.2)	(4.2)
Total other expense, net					$ (164.1)

Net loss before income taxes					$ (218.5)
Income tax benefit					91.0
Net loss					$ (127.5)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (127.5)
Restructuring and other (2)(3)	$ 1.1	$ -	$ -	$ 1.8	2.9
M&A and other charges (incl. purchase accounting) (2)	2.0	-	-	-	2.0
Legal contingencies and settlements (2)	2.5	-	-	-	2.5
Other asset impairments	-	35.5	-	-	35.5
Goodwill impairment	-	67.6	-	-	67.6
Depreciation and amortization:
Other long term asset impairments and write-downs (2)	14.4	11.9	-	-	26.3
Other	144.3	21.1	3.7	14.9	184.0
Other expense, net				6.3	6.3
Interest expense					167.4
Income tax benefit					(91.0)
Stock-based compensation	1.8	1.0	0.2	2.9	5.9
EBITDA from equity investments (4)	1.6	16.9	-	-	18.5
Earnings from equity investments	(0.8)	(6.7)	-	-	(7.5)
Attributable EBITDA	$ 221.3	$ 90.6	$ 13.5	$ (32.5)	$ 292.9

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 221.3	$ 90.6	$ 13.5	$ (32.5)	$ 292.9
Revenue	$ 469.0	$ 207.7	$ 60.3	-	$ 737.0
Attributable EBITDA margin	47.2%	43.6%	22.4%		39.7%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $13.0 million.
(3) Refer to AEBITDA definition for description of items included in this line.
(4) The Company received $5.6 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Twelve Months Ended December 31, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 956.3	$ 185.5	$ 210.0	$ -	$ 1,351.8
Product sales	817.3	45.7	-	-	863.0
Instant games	-	544.0	-	-	544.0
Total revenue	$ 1,773.6	$ 775.2	$ 210.0	$ -	$ 2,758.8

Operating expenses:
Cost of services (1)	$ 190.1	$ 109.8	$ 72.8	$ -	$ 372.7
Cost of product sales (1)	370.2	35.3	-	-	405.5
Cost of instant games (1)	-	325.9	-	-	325.9
Selling, general and administrative	285.1	67.0	66.3	149.3	567.7
Research and development	154.9	6.3	22.7	-	183.9
Depreciation and amortization	728.6	95.9	19.6	59.1	903.2
Goodwill impairments	935.0	67.6	-	-	1,002.6
Restructuring and other	11.2	0.2	1.5	9.0	21.9
Operating income (loss)	$ (901.5)	$ 67.2	$ 27.1	$ (217.4)	$ (1,024.6)

Other (expense) income:
Interest expense					$ (664.9)
Earnings from equity investments	$ 3.5	$ 13.4	$ -	$ -	16.9
Other expense, net				(21.6)	(21.6)
Total other expense, net					$ (669.6)

Net loss before income taxes					$ (1,694.2)
Income tax benefit					299.9
Net loss					$ (1,394.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (1,394.3)
Restructuring and other (2)(3)	$ 11.2	$ 0.2	$ 1.5	$ 9.0	21.9
M&A and other charges (incl. purchase accounting) (2)	26.8	0.2	-	5.5	32.5
Legal contingencies and settlements (2)	2.5	-	-	-	2.5
Inventory write-down for discontinued product lines (2)	5.9	-	-	-	5.9
Other assets impairments	-	35.5	-	-	35.5
Goodwill impairments	935.0	67.6	-	-	1,002.6
Depreciation and amortization:
Other long term asset impairments and write-downs (2)	155.9	13.8	-	-	169.7
Other	572.7	82.1	19.6	59.1	733.5
Other expense, net				27.9	27.9
Interest expense					664.9
Income tax benefit					(299.9)
Stock-based compensation	8.1	4.7	0.8	11.8	25.4
EBITDA from equity investments (4)	7.1	56.9	-	-	64.0
Earnings from equity investments	(3.5)	(13.4)	-	-	(16.9)
Attributable EBITDA	$ 823.7	$ 328.2	$ 49.0	$ (125.7)	$ 1,075.2

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 823.7	$ 328.2	$ 49.0	$ (125.7)	$ 1,075.2
Revenue	$ 1,773.6	$ 775.2	$ 210.0	-	$ 2,758.8
Attributable EBITDA margin	46.4%	42.3%	23.3%		39.0%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $89.5 million.
(3) Refer to AEBITDA definition for description of items included in this line.
(4) The Company received $63.5 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016		2015

Net cash provided by operating activities	$ 76.2	$ 158.7	$ 419.0		$ 414.2

Less: Capital expenditures	(58.5)	(90.0)	(272.9)		(323.6)
Add: Distributions of capital on equity investments	1.3	1.7	25.3		38.7
Less: Additions to equity investments	(1.2)	(2.7)	(1.2)		(2.7)
Less: Payments on license obligations	(15.7)	(8.5)	(50.2)	`	(40.5)

Free cash flow	$ 2.1	$ 59.2	$ 120.0		$ 86.1

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS (LOSS) FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
EBITDA from equity investments (1):
(Loss) earnings from equity investments (2)	$ (5.5)	$ 7.5	$ 13.0	$ 16.9
Add: Income tax expense	1.1	3.1	8.3	8.4
Add: Depreciation and amortization	8.7	8.9	35.2	36.2
Add: Interest expense, net of other	9.6	(1.0)	13.7	2.5
EBITDA from equity investments	$ 13.9	$ 18.5	$ 70.2	$ 64.0

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing
Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.
(2) Includes $11.3 million impairment charge recorded during the fourth quarter of 2016.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and
Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	Dec 31,	Dec 31,	Sept 30,
Gaming Revenue - Supplemental Revenue Metrics	2016	2015	2016
Revenue by Lines of Business:
Gaming operations revenue	$ 172.6	$ 186.1	$ 186.0
Gaming machine sales revenue	169.5	174.1	154.4
Gaming systems revenue	63.9	68.6	59.5
Table products revenue	54.9	40.2	42.0
Gaming revenue	$ 460.9	$ 469.0	$ 448.2

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue (1)	$ 98.2	$ 107.7	$ 103.4
Other leased, participation and services revenue (2)	74.4	78.4	79.0
Gaming operations revenue	$ 172.6	$ 186.1	$ 182.4

Gaming machine sales:
Gaming machine and other product sales revenue	$ 169.5	$ 174.1	$ 159.8

Gaming systems:
Hardware, software and services revenue	$ 37.2	$ 42.5	$ 31.1
Maintenance revenue	26.7	26.1	26.5
Gaming systems revenue	$ 63.9	$ 68.6	$ 57.6

Table products:
Table products sales revenue	$ 23.9	$ 11.0	$ 17.7
Leased table products revenue	31.0	29.2	30.7
Table products revenue	$ 54.9	$ 40.2	$ 48.4

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units (1):
Installed base at period end	21,465	22,252	21,663
Average daily revenue per unit	$ 49.49	$ 52.46	$ 51.61

Other participation and leased units (2):
Installed base at period end	47,474	47,949	47,828
Average daily revenue per unit	$ 14.52	$ 15.57	$ 15.31

Gaming Machine Sales
U.S. and Canadian new unit shipments	5,115	5,366	4,022
International new unit shipments	4,119	3,624	3,938
New unit shipments	9,234	8,990	7,960
Average sales price per new unit	$ 16,268	$ 17,137	$ 16,824

Lottery Revenue - Supplemental Revenue Metrics
Lottery Revenue:
Instant games revenue	$ 140.5	$ 142.0	$ 137.7
Services revenue	41.9	49.0	38.3
Product sales revenue	17.3	16.7	10.6
Lottery revenue	$ 199.7	$ 207.7	$ 186.6

Instant games revenue by geography:
United States	$ 88.7	$ 91.0	$ 94.8
International	51.8	51.0	42.9
Instant games revenue	$ 140.5	$ 142.0	$ 137.7

Services revenue by geography:
United States	$ 29.7	$ 30.4	$ 26.6
International	12.2	18.6	11.7
Services revenue	$ 41.9	$ 49.0	$ 38.3

Product sales revenue by geography:
United States	$ 0.5	$ 1.3	$ 1.7
International	16.8	15.4	8.9
Product sales revenue	$ 17.3	$ 16.7	$ 10.6

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (3)(4)	1.3%	9.2%	2.2%
Change in retail sales of U.S. lottery systems contract customers (3)(5)	1.3%	1.9%	3.7%
Change in Italy retail sales of instant games (3)	-4.0%	-1.5%	-0.6%

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming B2C	$ 74.8	$ 49.2	$ 70.3
Other interactive B2B	16.8	11.1	14.9
Interactive revenue	$ 91.6	$ 60.3	$ 85.2

Interactive Revenue - Key Performance Indicators
Social gaming B2C:
Average monthly active users (6)	7.7	8.1	8.0
Average daily active users (7)	2.4	2.3	2.5
Average daily revenue per daily active user (8)	$ 0.34	$ 0.22	$ 0.31
Mobile penetration (9)	70%	66%	69%

(1) Wide-area progressive, premium and daily-fee participation units comprise participation gaming machines, generally without fixed-term lease periods.

(2) Other leased, participation and services units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units.

(3) Information provided by third-party lottery operators.
(4) U.S. instant games customers' retail sales include only sales of instant games.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) Monthly Active Users and is a count of unique visitors to our site during a month.
(7) Daily Active Users and is a count of unique visitors to our site during a day.
(8) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(9) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.